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                     [Letterhead of Dorsey & Whitney LLP]


                                                                    Exhibit 5.1

                                 May 28, 1998

The Board of Directors
Dain Rauscher Corporation
Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, MN 55402

     Re:  Registration Statement on Form S-3
          $200,000,000 of Securities

Ladies and Gentlemen:

          We have acted as counsel to Dain Rauscher Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by the Company from time to time of (i) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (ii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"), in one or more series; (iii) shares of its common stock, par value $.125 per share (the "Common Stock"); and (iv) warrants (collectively, the "Securities Warrants") to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants") or Common Stock (the "Common Stock Warrants"), for an aggregate initial public offering price of up to $200,000,000 (or the equivalent in foreign currencies, currency units or composite currencies). The Debt Securities, Preferred Stock, Common Stock and Securities Warrants are herein collectively referred to as the "Securities."

          We have examined such documents, including resolutions of the Board of Directors adopted on April 30, 1997 and December 9, 1997 (collectively, the "Resolutions"), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic

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Dain Rauscher Corporation
May 28, 1998
Page 2

originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indentures incorporated by reference as Exhibits 4.3 and 4.4 to the Registration Statement.

          Based on the foregoing, we are of the opinion that:

     1. When the specific terms of a series of Debt Securities have been specified in a Supplemental Indenture or an Officer's Certificate, which has been executed and delivered to the Trustee by a Designated Officer (as defined in the Resolutions), such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indentures and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by a Designated Officer, or when issued upon valid exercise of Debt Securities Warrants that have been duly authorized by all requisite corporate action and validly issued, such series of Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

     2. When the specific terms of the Securities Warrants have been specified in a Common Stock Warrant Agreement, Preferred Stock Warrant Agreement or a Debt Securities Warrant Agreement (individually a "Warrant Agreement and, collectively the "Warrant Agreements"), as the case may be, executed and delivered by a Designated Officer (as defined in the Resolutions), in substantially the forms incorporated by reference as Exhibits 4.7, 4.9 or 4.11 to the Registration Statement, as the case may be, the Securities Warrants established in such Warrant Agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Warrant Agreement and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by a Designated Officer, such Securities Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Securities Warrants.

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Dain Rauscher Corporation
May 28, 1998
Page 3

     3. When the specific terms of a series of Preferred Stock have been specified in a Certificate of Designations duly adopted by the Board of Directors, in substantially the forms filed as Exhibits 4.11 or 4.12 to the Registration Statement, and such Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, or when issued upon valid exercise of Preferred Stock Warrants that have been duly authorized by all requisite corporate action, such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     4. The shares of Common Stock have been duly authorized for future issuance and, upon issuance, delivery and payment therefor as described in the Registration Statement, or when issued upon valid exercise of Common Stock Warrants that have been duly authorized by all requisite corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          The opinions set forth above are subject to the following qualifications and exceptions:

          (a) Our opinions in paragraphs 1 and 2 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (b) Our opinions in paragraphs 1 and 2 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

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Dain Rauscher Corporation
May 28, 1998
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          (d)  As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render such judgment in the foreign currency or currency unit in which such Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          (e) Minnesota Statutes Section 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

          Our opinions expressed above are limited to the laws of the State of Minnesota and the Delaware General Corporation Law and the federal laws of the United States of America.

          We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein.

                                       Very truly yours,


                                       /s/ Dorsey & Whitney LLP

RAR